January 26, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Attention: Filing Desk
Stop 1-4
Washington, D.C. 20549-1004

Re:         CoreStates Financial Corp - Form 8-K
            ------------------------------------

Dear Sir or Madam:

CoreStates Financial Corp is filing through EDGAR its Form 8-K dated January 19, 1994.

Pursuant to EDGAR rules, a hard copy of the document is also being sent to the Securities & Exchange Commission.

Very truly yours,

/s/ David T. Walker

DTW:SEC.LTR/jcg
Enclosures

cc:   Hard Copy Via Federal Express To:
      U.S. SEC Operations Center
      Stop 0-7
      6432 General Green Way
      Alexandria, VA 22312

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington,D.C.  29549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

      Date of Report (Date of earliest event reported): January 19, 1994

                          CoreStates Financial Corp.
      ------------------------------------------------------------------
              (Exact name of registrant specified in its Charter)

                Pennsylvania          0-6879         23-1899716
      ------------------------------------------------------------------
                (State or other       (Commission    (IRS Employee
                jurisdiction of       File Number)   identification No.)
                incorporation)

                    Centre Square West, 1500 Market Street
                   Philadelphia, Pennsylvania                 19101
      ------------------------------------------------------------------
               (Address of principal executive offices)       (Zip Code)

          Registrant's telephone, including area code: (215) 973-3806
                                                       --------------

      ------------------------------------------------------------------
        (Former name and former address, if changed since last report)

Item 5.   Other Events.
          -------------

     The information set forth in the earnings new release of CoreStates Financial Corp as Exhibit 28 is incorporated by reference and made a part hereof.

Item 7.   Exhibits
          --------

     28   CoreStates Financial Corp Earnings News Release dated January 19,
          1994


                                        CORESTATES FINANCIAL CORP
                                              (Registrant)



                                        By  /s/ David T. Walker
                                            -------------------------
                                            David T. Walker
                                            Deputy Chief Counsel



Dated: January 26, 1994

                                 Exhibit Index
                                 -------------


Exhibit No.                                                Page
- -----------                                                ----
28                  CoreStates Financial
                    Corp Earnings News
                    Release Dated January
                    19, 1994                               4



[LETTERHEAD OF CORESTATES APPEARS HERE]


Contact            Gary Brooten or Gregg Feistman
                          (215) 973-3346

For Release        Immediately Upon Receipt



             CORESTATES REPORTS RECORD OPERATING RESULTS FOR 1993

     Philadelphia, January 19, 1994--CoreStates Financial Corp today reported record operating earnings for 1993. Full year operating income was $327,927,000 or $2.80 per share, up 23% from $262,404,000 or $2.27 per share in 1992.

     Fourth quarter operating and net income was $85,312,000 or 73 cents per share, an increase of 24% from $69,107,000 or 59 cents per share in the fourth quarter of 1992.

     The full year operating income reflected a return on average assets of 1.44% and a return on average equity of 18.27%.

     CoreStates also adopted two changes in accounting principles -- FAS 112, a new method of accounting for post-employment benefits such as short- and long-term disability pay, and FAS 115, a new method of classifying and accounting for investments in debt and equity securities.

     The adoption of FAS 112 for 1993 resulted in a January 1, 1993 one-time, non-cash, after-tax charge of $13 million or 11 cents per share for the cumulative total post-employment benefits liability for employee services rendered in all previous years. In 1992

                                    -more-

CoreStates also adopted FAS 106, a change in accounting for post-retirement benefits, which resulted in a non-cash charge of $81 million in that year. Income after the accounting changes was $314,917,000 in 1993 compared to $181,418,000 in 1992. Adoption of FAS 115 for 1993 had no effect on earnings, but did add to shareholders' equity.

     Chairman Terrence A. Larsen said the year-to-year growth in both fourth quarter and full-year operating income reflected continued broad strength in CoreStates' basic businesses.

     For the full year, net interest income was up more than 5% as a result of both moderate growth in average assets and a higher net financial margin. This reflected the strengthened loan demand that CoreStates experienced during much of 1993.

     Non-interest income from fee-based services were higher in 1993 in three of the company's four major service fee categories. The fourth category, debit and credit card fees, was not comparable year-to-year because a major source of such fees in 1992, electronic payment services, was restructured in December 1992 as a joint venture with several other banking companies. Both the fees and the expenses of that business were replaced in CoreStates' income statement with CoreStates' share of joint venture income, plus preferred stock dividends. The total was $13.2 million for 1993.

     While adoption of FAS 115 had no impact on earnings, it resulted in classification of approximately $550 million of investment securities in an "available for sale" category. These securities, formerly reported on the balance sheet at amortized cost, will be reported at market value under the new accounting principle, with the adjustment becoming part of equity. After related tax effects, the change resulted in an increase of approximately $65 million in shareholders' equity.

     Credit quality indicators improved sharply during 1993. Non-performing assets declined 14.7% from September 30, and at December 31 totaled $252 million, or 1.1% of total assets and 1.5% of total loans plus real estate foreclosed. Non-performing assets had been

$387 million a year earlier.
     Net charge-offs for the fourth quarter were $21.4 million, compared to $32.2 million a year earlier. Full year charge-offs were $77.3 million, compared to $130.2 million in 1992.
     Reflecting the improved credit quality, the full-year provision for loan losses was down to $100.0 million in 1993 from $119.3 million in 1992. The loan loss reserve at December 31 was $348 million, or 173% of total non-performing loans.
     CoreStates' consolidated total assets at year-end were $23.7 billion, including consolidated net loans of $16.4 billion. The comparable figures for a year earlier were $23.7 billion and $15.5 billion, respectively. Consolidated deposits were $17.0 billion at December 31, 1993, and $17.3 billion a year earlier.
     Shareholders' equity at December 31 was $1.96 billion, reflecting 8.3% of total assets. The Tier 1 leverage ratio (Tier 1 or core capital as a percentage of quarterly average assets) was 8.2% for the fourth quarter. Tier 1 capital at December 31 was 9.3% of risk-adjusted assets and total capital was 13.7% of risk-adjusted assets, well in excess of regulatory minimums of 4% and 8%, respectively.

                           CoreStates Financial Corp
                   (in thousands, except per share amounts)

                                            Three Months Ended December 31,
                                            -------------------------------
                                              1993                   1992
                                            --------               --------
Net income                                  $ 85,312               $ 69,107
                                            ========               ========

Per Share
- ---------

Net income                                     $0.73                  $0.59
                                               =====                  =====

Average number of shares outstanding         117,269                116,442
                                            ========               ========

                                            Three Months Ended December 31,
                                            -------------------------------
                                              1993                   1992
                                            --------               --------
Income before cumulative effect of
  a change in accounting principle          $327,927               $262,404
                                            ========               ========

Net income                                  $314,917(a)            $181,418(b)
                                            ========               ========

Per Share
- ---------

Income before cumulative effect of
  a change in accounting principle             $2.80                  $2.27
                                               =====                  =====

Net income                                     $2.69(a)               $1.57(b)
                                               =====                  =====

Average number of shares outstanding         117,319                115,600
                                            ========               ========

(a) Reflects the adoption of Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" (FAS 112). As required under FAS 112, CoreStates recognized the January 1, 1993 transitional liability of $20.0 million pre-tax, $13.0 million after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1993.

(b) Reflects the adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (FAS 106). As permitted under FAS 106, CoreStates elected to recognize immediately the January 1, 1992 transitional liability of $122.7 million pre-tax, $81.0 million after-tax, as the cumulative effect of a change in accounting principle in the first quarter of 1992.